LONE STAR INDUSLONE STAR INDUSTRIES, INC.
         CONSOLIDATED BACONSOLIDATED BALANCE SHEETS          Predecessor
         (In Thousands) (In Thousands)                     |   Company
                                                           |
                                    June 30,    March 31,  | December 31,
                                      1994        1994     |    1993
                                   (Unaudited)             |
                                                           |
Assets:                                                    |
  Current assets:                                          |
   Cash including cash equivalents     $28,795     $12,147 |     $244,397
   Accounts and notes receivable,       42,374      29,711 |       49,022
   Inventories:                                            |
      Finished goods                    18,844      23,743 |       20,277
      Work in process and raw mate       2,734       2,126 |        1,987
      Supplies and fuel                 18,229      18,925 |       16,162
                                        39,807      44,794 |       38,426
                                                           |
  Current assets of assets held fo      -           -      |       20,634
  Other current assets                   4,347      15,127 |        2,733
      Total current assets             115,323     101,779 |      355,212
                                                           |
                                                           |
  Net assets of liquidating subsid     116,000     112,000 |      -
  Assets held for sale                  -           -      |       65,663
  Notes receivable                       1,096         105 |        5,058
  Joint ventures                        18,769      17,500 |       88,574
                                                           |
  Property, plant and equipment        316,799     332,263 |      682,830
  Less accumulated depreciation an       5,433      -      |      284,745
                                       311,366     332,263 |      398,085
                                                           |
  Reorganization value in excess of amounts allocable to   |
    identifiable assets                 10,257      14,372 |      -
  Cost in excess of net assets of       -           -      |        9,273
  Other assets and deferred charge       1,604       1,392 |        3,020
      Total assets                    $574,415    $579,411 |     $924,885
                                                           |
Liabilities and Shareholders' Equity:                      |
  Current liabilities:                                     |
   Accounts payable                    $14,622     $15,927 |      $16,079
   Accrued liabilities                  54,841      68,718 |       60,353
   Other current liabilities             3,064       2,994 |        3,227
      Total current liabilities         72,527      87,639 |       79,659
                                                           |
  Asset proceeds notes of liquidating subsidiary (See      |
    Note 5)                            116,000     112,000 |      -
  Senior notes payable                  78,000      78,000 |      -
  Production payment                    18,463      18,463 |      -
  Deferred income taxes                  5,000       5,000 |        3,356
  Postretirement benefits other th     126,014     125,260 |      141,950
  Pensions                              21,519      22,351 |
  Other liabilities                     35,702      37,385 |       21,886
                                                           |
  Liabilities subject to Chapter 1      -           -      |      627,938
                                                           |
  Contingencies (See Notes 18 and 19)                      |
                                                           |
Shareholders' Equity:                                      |
  Redeemable preferred stock            -           -      |       37,500
  Non-redeemable preferred stock (involuntary              |
    liquidating value, 1993 - $1,1      -           -      |          248
  Common stock                          12,000      12,000 |       18,103
  Warrants to purchase common stoc      15,613      15,613 |      -
  Additional paid-in capital            65,700      65,700 |      239,870
  Retained earnings (deficit)            7,914      -      |     (187,896)
  Cumulative translation adjustmen         (37)     -      |      -
  Pension liability adjustment          -           -      |      (21,157)
  Treasury stock, at cost               -           -      |      (36,572)
      Total liabilities and shareh    $574,415    $579,411 |     $924,885
                                                           |

The accompanying Notes to Unaudited Consolidated Financial Statements are an integral part of the Financial Statements.
                            5